Exhibit 99.1

Per-Se Technologies Announces First Quarter 2004 Operations Update

    ATLANTA--(BUSINESS WIRE)--April 19, 2004--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians and hospitals realize their financial goals, today released an operations update for quarter ended March 31, 2004.

    Physician Services Division

    During the first quarter of 2004, the Physician Services division achieved record net new business sold of approximately $12 million, which includes the division's strong January 2004 performance. This compares to net new business sold of approximately $3 million in the first quarter of 2003. "I expect a strong new sales performance for the division this year as our sales force continues to gain momentum," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
    Net backlog at March 31, 2004 was approximately $5 million. "As anticipated, we implemented a record level of new business into our recurring revenue stream during the latter part of the first quarter," stated Pead. Net backlog represents the annualized revenue related to new contracts signed with the business still to be implemented, less the annualized revenue related to terminated contracts where the business continues to be processed.
    "Our client retention metrics were strong during the quarter as we continue to deliver high-quality revenue cycle management services to our physician groups," stated Pead. "During the first quarter, the Physician Services division received the NorthFace ScoreBoard Award(SM) for 2003. The annual award, presented by Omega Management Group Corp., recognizes organizations that provide exemplary customer service. We received a near-perfect score from the nearly 200 randomly selected Per-Se clients that participated in the award survey."

    Hospital Services Division

    New business sold in the Hospital Services division during the first quarter of 2004 was approximately $7 million, compared to new business sold of approximately $6 million during the first quarter of 2003. "In the Hospital Services division, we are delivering on our strategy to improve the financial health of hospitals with important new product introductions during the first quarter, including web-based versions of our staff and patient scheduling solutions," stated Pead. "Our new product development initiatives during 2004 will continue to position us as a leader in the administrative side of healthcare."
    Medical-related transaction volume in the division increased approximately 6% in the first quarter of 2004 compared to the prior year period.

    Physician Services Leadership Changes

    The Company also announced today that Frank Murphy, who has served as president of the Physician Services division since 2000, has accepted the position of president and chief executive officer of Smart Documents Solutions, a privately held healthcare company. The Company will continue to employ Murphy on a part-time basis to assist with transitional duties.
    "For the past six years, as part of our executive management team, Frank has made a significant contribution. Under his leadership, the Physician Services operations have streamlined processes and implemented new technology to improve both service delivery to our hospital-affiliated physician clients and profitability for the division," stated Pead. "We wish him well in his new leadership role."
    The Company also announced today two key appointments in the Physician Services division aimed at further enhancing operational effectiveness while simultaneously focusing on revenue growth.
    Patrick Leonard has been appointed to the newly created position of senior vice president of operations. Leonard, who was previously responsible for the division's largest specialty, radiology, is now responsible for all aspects of operations, including revenue growth initiatives, for the specialties of radiology, pathology, anesthesiology and emergency medicine.
    David Mason has been appointed senior vice president, academic and multispecialty operations. Mason, who has been responsible for delivering service enhancements to clients in all specialties, will be responsible for all aspects of operations for the academic and multispecialty operations. This market is unique in that it requires a multispecialty focus delivered through a separate, dedicated team.
    "I am excited about this change in our operational leadership. Pat and Dave have a combined 24 years experience in managing the revenue cycle for physicians," stated Pead. "Their focus is on driving profitable revenue growth for their respective operations. This will include implementing programs to leverage technology to improve productivity and more closely align operations with sales." Both Leonard and Mason report directly to Pead.

    Nasdaq Hearing Date Set

    On April 5, 2004, the Company announced that, as expected, it had received a noncompliance notification from The Nasdaq Stock Market (Nasdaq) due to the delay in filing its 2003 annual report on Form 10-K. The Company has requested a hearing on the matter before a Nasdaq Listing Qualifications Panel. The hearing date has been set for April 29, 2004.
    The additional procedures that have resulted in the filing delay are still in progress. The Company continues to cooperate fully with the outside accountants performing the additional procedures to ensure the 2003 Form 10-K can be filed as quickly as possible.

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 10:30 a.m. Eastern time today. Investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investors section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations, the filing of the Company's 2003 annual report on Form 10-K and its listing on Nasdaq as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, net new business sold projections, new business sold projections, net backlog projections, the hearing date before the Nasdaq Qualifications Listing Panel and the timing and outcome of the additional procedures and subsequent filing of the 2003 Form 10-K. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to successfully implement sales backlog, client losses, adverse developments or increased costs with respect to litigation and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock, failure to file the 2003 Form 10-K before Nasdaq delisting occurs, and failure to continue its common stock's listing on Nasdaq. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-Q for the quarter ended September 30, 2003 and Form 10-K for the year ended December 31, 2002. The Company disclaims any responsibility to update any forward-looking statements.

    CONTACT: Per-Se Technologies, Atlanta
             Company Contact
             Michele Howard, 770/444-5603
             michele.howard@per-se.com
                 or
             Manning Selvage & Lee
             Media Contact
             Shannon Whalen, 404/870-6835
             shannon.whalen@mslpr.com